UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed, on September 12, 2006, Mark Wabschall submitted his resignation as Executive Vice President, Chief Financial Officer and Treasurer of webMethods, Inc. ("webMethods" or the "Company") effective December 31, 2006, or such earlier date as the Board of Directors of the Company (the "Board") accepts such resignation. On December 18, 2006, the Board accepted Mr. Wabschall’s resignation effective as of December 31, 2006.

As previously disclosed, as of September 12, 2006, the Board designated John Andary as principal financial officer of the Company. On December 18, 2006, the Board removed Mr. Andary’s designation as principal financial officer of the Company effective as of January 2, 2007.

(c) On December 18, 2006, the Board appointed Kenneth A. Sexton as Chief Financial Officer, Executive Vice President and Treasurer of the Company effective as of January 2, 2007. The Board also designated Mr. Sexton as the Company’s principal financial officer effective as of January 2, 2007.

Mr. Sexton was most recently executive vice president and chief financial officer of Infor, Inc., a privately-held software company. Prior to joining Infor, Mr. Sexton served as chairman and chief executive officer of Axentis, Inc., a privately-held provider of enterprise governance, risk and compliance management software. From 2002 to 2004, Mr. Sexton served as the chief financial officer of Peregrine Systems, a publicly-traded provider of infrastructure management software. From 1998 to 2001, Mr. Sexton was senior vice president, finance & administration and chief financial officer of Merant, plc, a publicly-traded e-business development solutions company. From 1991 to 1998, Mr. Sexton was senior vice president, finance and administration, and chief financial officer of Intersolv, a publicly-traded application development software company. Mr. Sexton also served as corporate controller of Life Technologies, a publicly-traded biotechnology company, from 1984 to 1991. Prior to that time, he worked for the public accounting firm of Coopers & Lybrand from 1976 to 1984. Mr. Sexton holds a B.S. in Business Administration from The Ohio State University.

(e)

Compensation Arrangement with CFO.

In connection with the appointment of Mr. Sexton as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Compensation Committee approved the compensation package described below.

Mr. Sexton will receive an annual base salary of $350,000 and reimbursement for travel and lodging expenses up to $60,000 per year. Mr. Sexton also will participate in the webMethods’ Executive Incentive Plan (the "EIP") with a target bonus of 75% of his annual base salary. Under the EIP, two-thirds of the annual target bonus for each participant is based on the Company’s achievement of established revenue and earnings per share goals and one-third of the annual target bonus is based on the achievement of established individual performance objectives; provided, however, that no bonus is payable under the EIP if the Company does not meet its established revenue and earnings per share goals. If the Company exceeds its financial objectives, the actual annual bonus amount may exceed the target bonus amount.

The Company will grant to Mr. Sexton options to purchase 275,000 shares of common stock of the Company under the webMethods, Inc. 2006 Omnibus Stock Incentive Plan (the "Plan"). The options will have an exercise price per share equal to the closing price of the common stock on the date of grant and will vest 25% on the first anniversary of the date of grant with the remaining 75% vesting ratably each month for the following three years. In addition, the Company will grant to Mr. Sexton a restricted stock award of 50,000 shares of common stock under the Plan. The restricted stock award will vest 25% each year over a four-year period. The option and restricted stock grants will be made on January 2, 2007.

The Company and Mr. Sexton will enter into an Executive Agreement effective as of January 2, 2007. Under the terms of the Executive Agreement, if Mr. Sexton’s employment is terminated without cause (as defined in the agreement) or he resigns for certain reasons (including a reduction in base salary, a reduction in target bonus opportunity, a reduction in his authorities, duties or job responsibilities, or a reduction in the reimbursement amount for his travel and lodging expenses), the Company is obligated for 12 months, unless Mr. Sexton earlier accepts full-time employment, to make payments of his then-current base salary and to pay for the life, disability, accident and health benefits provided to him immediately prior to the termination of employment. In the event of a change of control (as defined in the agreement), the Company is obligated to pay Mr. Sexton an amount equal to 18 months of his then-current base salary plus his target bonus amount, and for 18 months to pay for the life, disability, accident and health insurance benefits provided to him immediately prior to the termination of employment. Under the Executive Agreement, the Company also is obligated to reimburse Mr. Sexton for any excise taxes payable by him on remuneration arising from a change of control of the Company to the extent such remuneration is found to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and is subject to excise tax under Section 4999 of the Code.

Amendment to Executive Agreement with CEO.

On December 21, 2006, the Compensation Committee approved an amendment to the Executive Agreement between the Company and David Mitchell, President and Chief Executive Officer of the Company. The amendment, among other matters, obligates the Company to reimburse Mr. Mitchell for any excise taxes payable by him on remuneration arising from a change of control of the Company to the extent such remuneration is found to constitute an "excess parachute payment" under Section 280G of the Code and is subject to excise tax under Section 4999 of the Code.

Restricted Stock Grants to Executive Officers.

On December 21, 2006, the Compensation Committee approved grants of restricted stock awards to (i) Kristin Weller Muhlner, Executive Vice President, Product Development, of 30,000 shares of common stock and (ii) Douglas McNitt, General Counsel, Executive Vice President and Secretary, of 25,000 shares of common stock. The restricted stock awards will vest 25% each year over a four-year period. The grants of restricted stock will be made on January 2, 2007.

Consulting Agreement.

On December 21, 2006, the Compensation Committee approved a consulting arrangement between the Company and Mr. Wabschall. The Company expects to enter into a Consulting Agreement with Mr. Wabschall pursuant to which Mr. Wabschall will provide consulting services to the Company following the December 31, 2006 effective date of his resignation. Mr. Wabschall will be compensated for any services provided under the Consulting Agreement at the rate of $250 per hour. The Consulting Agreement is expected to terminate on July 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

December 22, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer